UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 14, 2013
Date of Report (Date of earliest event reported)

FIRST BANKS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	0-20632	43-1175538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 North Meramec, Clayton, Missouri	63105
(Address of principal executive offices)	(Zip code)

(314) 854-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 13, 2013, First Banks, Inc.'s wholly-owned bank subsidiary, First Bank, headquartered in St. Louis, Missouri, entered into a Purchase and Assumption Agreement that provides for the sale of certain assets and the transfer of certain liabilities, primarily deposits, of First Bank's Association Bank Services line of business, to Union Bank, N.A., headquartered in San Francisco, California. First Bank's Association Bank Services line of business, headquartered in Vallejo, California, provides a full range of services to homeowners associations and community management companies. Under the terms of the agreement, Union Bank, N.A. will pay a premium on the deposit accounts to be acquired in the transaction, which will be determined based on the average amount of certain deposits within the First Bank Association Bank Services line of business for the thirty (30) days prior to the closing date. Union Bank, N.A. will also acquire certain assets, primarily loans and personal property, at par value and net book value, respectively. The transaction, which is subject to regulatory approval and other customary closing conditions, is expected to be completed in the fall of 2013.
On May 14, 2013, First Banks, Inc. and Union Bank, N.A. issued a joint press release announcing the transaction, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99	Press Release issued on May 14, 2013 – filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANKS, INC.

Date:	May 14, 2013	By:	/s/	Terrance M. McCarthy
Terrance M. McCarthy
President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

99	Press Release issued on May 14, 2013.

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